Exhibit 99-1

Name and Address of Additional Reporting Persons:
-------------------------------------------------

Carso Global Telecom S.A. de C.V. ("CGT") with the following address:

         Insurgentes Sur 3500
         Col. Pena Pobre Tlalpan
         14060 Mexico D.F., Mexico

Orient Star Holdings LLC ("Orient Star") with the following address:

         477 Madison Avenue, 6th Floor
         New York, NY 10022

Inmobiliaria Carso, S.A. de C.V. ("Inmobiliaria") with the following address:

         Insurgentes Sur 3500, PB-4
         Col. Pena Pobre
         14060 Mexico, D.F., Mexico

Mr. Carlos Slim Helu, Mr. Carlos Slim Domit, Mr. Marco Antonio Slim Domit, Mr. Patrick Slim Domit, Ms. Maria Soumaya Slim Domit, Ms. Vanessa Paola Slim Domit and Ms. Johanna Monique Slim Domit (collectively, the "Slim Family"), each with the following address:

         Paseo de Las Palmas #736
         Colonia Lomas de Chapultepec,
         11000 Mexico, D.F., Mexico

Explanation of Responses:
-------------------------

Orient Star beneficially owns directly 3,600,000 GLBC Shares as of April 21,
2004.

Inmobiliaria is the sole member of Orient Star, and therefore may be deemed to have indirect beneficial ownership of the 3,600,000 GLBC Shares owned directly by Orient Star.

CGT beneficially owns directly 250,000 GLBC Shares as of April 21, 2004.

The Slim Family beneficially owns all of the outstanding voting equity securities of Inmobiliaria and a majority of the outstanding voting equity securities of CGT. As a result, each member of the Slim Family may be deemed to have indirect beneficial ownership of (i) the 3,600,000 GLBC Shares beneficially owned indirectly by Inmobiliaria and beneficially owned directly by Orient Star and (ii) the 250,000 GLBC Shares beneficially owned directly by CGT.

                                 Signature Page


      ---------------------------
      Carlos Slim Helu

      ---------------------------
      Carlos Slim Domit                     By: /s/ Eduardo Valdes Acra
                                                -------------------------
      ---------------------------               Eduardo Valdes Acra
      Marco Antonio Slim Domit                  Attorney-in-Fact
                                                April 21, 2004
      ---------------------------
      Patrick Slim Domit

      ---------------------------
      Maria Soumaya Slim Domit

      ---------------------------
      Vanessa Paola Slim Domit

      ---------------------------
      Johanna Monique Slim Domit


      INMOBILIARIA CARSO, S.A. DE C.V.


      ---------------------------
      By:  Armando Ibanez Vazquez
      Title:  Attorney-in-Fact


      ORIENT STAR HOLDINGS LLC


      ---------------------------
      By: Inmobiliaria Carso, S.A. de C.V.
      Name: Armando Ibanez Vazquez
      Title: Attorney-in-Fact


      CARSO GLOBAL TELECOM, S.A. DE C.V.


      ---------------------------
      By:  Armando Ibanez Vazquez
      Title:  Attorney-in-Fact